ORBCOMM REPORTS RECORD REVENUES
                   AND NARROWS NET LOSS IN THIRD QUARTER 2007

     o Service Revenue Increases 41% and Net Loss Improves 77% Compared to the Prior-Year Quarter

     o Company Adds 39,000 Subscriber Communicators, increasing the base to more than 317,000

Fort Lee, NJ, November 13, 2007 - ORBCOMM Inc. (Nasdaq: ORBC), a global satellite data communications company focused on two-way Machine-to-Machine
(M2M) communications, today announced financial results for the third quarter and nine months ended September 30, 2007.

Total Revenue in the third quarter of 2007 was $6.9 million, an increase of $1.4 million, which is 24.5% over the prior year quarter. For the three months ended September 30, 2007, Service Revenue increased 41.3% to $4.6 million, or $1.3 million higher than the comparable period of 2006. Product Revenues increased 1.2% to $2.4 million for the three months ended September 30, 2007.

The company's reported net loss of $422,000 in the third quarter 2007 was an improvement of 77.4% compared to a net loss of $1.9 million in the third quarter of 2006. For the first nine months of 2007, ORBCOMM's net loss improved 35.8% to $4.7 million from a net loss of $7.3 million for the comparable period in 2006.

"ORBCOMM continues to achieve solid performance as evidenced by our success in adding more than 39,000 net billable subscriber communicators in the third quarter 2007," said Jerry Eisenberg, ORBCOMM's Chief Executive Officer. "We are seeing steady growth in service revenues and subscriber communicator additions."

"We are pleased to report that our OEM business was a strong contributor to the overall growth in the third quarter, representing more than 40% of our net satellite subscriber additions," said Marc Eisenberg, ORBCOMM's Chief Operating Officer. "The number of OEMs rolling out ORBCOMM-equipped devices is increasing and those OEMs are installing these devices in more and more product models, a trend that we expect to continue in coming quarters. With approximately 7,500 net subscriber additions, our terrestrial service business is off to a strong start. We expect to see several new and exciting applications that will capitalize on the availability of this service, including hybrid or dual-mode devices that combine ORBCOMM and terrestrial services, allowing us to capture subscribers in new markets that are traditionally served by higher-bandwidth satellite networks or higher-bandwidth terrestrial networks."

"In addition to our operating success, we remain focused on continuing to improve our financial performance, and we made notable progress on this front during the third quarter 2007," said Robert Costantini, ORBCOMM's Chief Financial Officer. "Our growth in service revenue helped us reduce our loss from operations in the third quarter of 2007 by $480,000 or 19.5%, to $2.0 million compared to the third quarter of 2006. We also improved our adjusted EBITDA (EBITDA less stock-based compensation) in the third quarter of 2007 to a loss of $476,000 a 71.2% improvement over the prior-year period. Expenses related to service operations, excluding cost of product sales and stock-based compensation, decreased slightly in the third quarter of 2007 over the third quarter of 2006."

Recent Business Highlights
--------------------------

Selected recent business highlights include:

     o ORBCOMM has entered into a reseller agreement with AT&T, the largest provider of GSM services in North America. This will enable us to offer dual-mode satellite and GSM services as well as GSM only, complementing ORBCOMM's existing satellite-based wireless services. These dual-mode services target end users who have higher bandwidth requirements by using dual-mode subscriber communicators, which combine both networks. We now have agreements with the two largest terrestrial GSM networks in North America that we can make available to our resellers.

     o Hitachi, a leading global electronics and heavy equipment manufacturer headquartered in Tokyo, Japan, that previously announced ORBCOMM standardization on excavator equipment, have now added ORBCOMM's service as standard on two new product types - wheel loaders and mining equipment. In addition, all of these ORBCOMM enabled devices have begun deployment in Japan and Australia.

     o Argon ST, a leading developer of communications, intelligence, surveillance, and reconnaissance (C4ISR) systems, has signed an International Value Added Reseller (IVAR) agreement. Argon ST intends to leverage its communication technology and significant knowledge of the ORBCOMM network to deliver unique services to various markets. Argon ST has partnered with Hydac International, the world's leader in fluid condition monitoring to provide data analysis expertise for onboard fluid systems such as hydraulic and oil filtration health and predictive maintenance.

     o Archetype, a leading provider of Web-enabled GPS asset tracking and management solutions with a rapidly growing global presence in the emerging M2M marketplace, has signed an International Value Added Reseller (IVAR) agreement. Archetype intends to begin offering ORBCOMM satellite, dual-mode, and terrestrial wireless services to new and existing customers.

Financial Results and Highlights
--------------------------------

Balance Sheet
-------------
Cash and Marketable Securities as of September 30, 2007 increased $18.9 million to $119.8 million from $101.0 million at December 31, 2006. This increase was attributable mainly to net proceeds from ORBCOMM's successful secondary offering completed in May 2007, less the company's investment in satellites and other fixed assets totaling $15.4 million in the first nine months of 2007. In the first nine months of 2007, Cash Provided by Operating Activities was approximately $2.8 million.

Revenue
-------
Revenue for the third quarter of 2007 was $6.9 million, an increase of $1.4 million, or 24.5% over the prior-year period. Service Revenue for the third quarter of 2007 increased over the prior-year's third quarter by 41.3% to $4.6 million. Product Sales were $2.4 million, a 1.2% increase over the comparable period in 2006.

Revenue for the first nine months of 2007 was $19.5 million, an improvement of 7.2% over the first nine months of 2006. Service Revenue increased 55.8% to $12.7 million for the first nine months of 2007 compared to the first nine months of 2006. Product Sales, generated from the sale of subscriber communicators and peripheral equipment, decreased 32.4% for the first nine months of 2007 to $6.8 million, the decrease reflecting a significant order from General Electric related to the Wal-Mart installation in the first half of 2006.

Billable Subscriber Communicators
---------------------------------
Billable subscriber communicators are defined as subscriber communicators that are shipped and activated for usage and billing at the request of the customer, without forecasting a timeframe for when individual units will be generating usage and billing. It now includes terrestrial as well as satellite units.

As of September 30, 2007, there were more than 317,000 billable subscriber communicators activated, compared to approximately 199,000 billable subscriber communicators as of September 30, 2006, an increase of 59%. Billable subscriber communicator net additions of approximately 39,000 units for the third quarter of 2007 represented an increase of 35% over the net additions of billable subscriber communicators in the third quarter of 2006.

Costs and Expenses
------------------
Costs and Expenses increased 11.0%, or $0.9 million, to $8.9 million in the third quarter of 2007 compared to the same period in the prior year. Included in the third quarter 2007 expenses are higher staffing costs, and public company costs such as those related to SEC compliance, investor relations and directors and officers insurance. Costs and Expenses in the third quarter of 2007, excluding cost of Product Sales, increased 12.5%, or $0.7 million, over the third quarter of 2006, due to increases in stock-based compensation of $0.7 million. Excluding the effect of stock-based compensation for the third quarters of 2007 and 2006, Costs and Expenses less cost of Product Sales decreased slightly year-over-year in the third quarter of 2007, for the second consecutive quarter.

For the first nine months of 2007, Costs and Expenses increased $1.2 million, or 4.3% to $28.3 million, primarily from increases in stock-based compensation of $3.3 million, as described above, over the first nine months of 2006. Excluding the effect of stock-based compensation for the first nine months of 2007 and 2006, Costs and Expenses, less cost of Product Sales, increased $0.5 million or 2.8% in the first nine months of 2007 over the prior year period.

Net Loss
--------
Net loss was $422,000 for the third quarter of 2007, including stock-based compensation of $0.9 million, versus a net loss of $1.9 million in the prior-year period, including stock-based compensation of $0.1 million.

ORBCOMM's net loss per common share (basic and diluted) was $0.01 for the three months ended September 30, 2007, and $0.12 for the nine months ended September 30, 2007.

EBITDA and Adjusted EBITDA
--------------------------

EBITDA is defined as earnings before interest income (expense), provision for income taxes and depreciation and amortization. ORBCOMM believes EBITDA is useful to its management and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the company's operations. In addition, ORBCOMM management uses EBITDA in presentations to its board of directors to enable it to have the same measurement of operating performance used by management and for planning purposes, including the preparation of the annual operating budget. The company also believes that EBITDA, less stock-based compensation expense (Adjusted EBITDA), is useful to investors to evaluate the company's core operating results and financial performance, because the exclusion of stock-based compensation expense is useful given the significant variation in expense that can result from changes in the fair market value of the company's common stock. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with accounting principles generally accepted in the United States, or GAAP. While ORBCOMM considers EBITDA and Adjusted EBITDA to be important measures of operating performance, they should be considered in addition to, and not as a substitute for, or superior to, net loss or other measures of financial performance prepared in accordance with GAAP and may be different than EBITDA and Adjusted EBITDA measures presented by other companies. A reconciliation table is presented among other financial tables at the end of this release.

EBITDA for the third quarter of 2007 improved 24.1% to a loss of $1.4 million, compared to a loss of $1.8 million in the third quarter 2006. EBITDA for the first nine months of 2007 increased 2.4% to a loss of $7.0 million, compared to a loss of $6.8 million for 2006.

Adjusted EBITDA for the third quarter of 2007 improved 71.2% to a loss of $476,000, compared to a loss of $1.7 million in the third quarter of 2006. Adjusted EBITDA for the first nine months of 2007 improved 50.8% to a loss of $3.1 million, compared to a loss of $6.2 million for the first nine months of 2006.

Guidance For The Remainder of 2007
----------------------------------

There is no change to the Company's 2007 guidance issued on August 14, 2007.


Investment Community Conference Call
------------------------------------

ORBCOMM will host a conference call and webcast for the investment community this morning at 10:30 AM ET. Senior management will review the results, discuss ORBCOMM's business and address questions.

Domestic participants should dial 888-562-3356 at least ten minutes prior to the start of the call. International callers should dial 973-582-2700. The conference call identification number is 9420428. To listen to a telephone replay of the conference call, please dial 877-519-4471 (international callers should dial 973-341-3080) and enter reservation identification number 9420428. The reply will be available from approximately 12:00 PM ET on Tuesday, November 13, 2007, through 11:59 PM ET on Monday, November 19, 2007.

Alternatively, to access the live webcast, please visit the company's website at www.orbcomm.com, click on "Investor Relations" and select "Presentations and Webcasts." An archive of the webcast will be available following the call for one week.

About ORBCOMM Inc.
------------------
ORBCOMM is a leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications. Its customers include General Electric, Caterpillar Inc., Volvo Group and Komatsu Ltd. among other industry leaders. By means of a global network of 29 low-earth orbit (LEO) satellites and accompanying ground infrastructure, ORBCOMM's low-cost and reliable two-way data communications products and services track, monitor and control mobile and fixed assets in four core markets: commercial transportation; heavy equipment; industrial fixed assets; and marine/homeland security. The company's products are installed on trucks, containers, marine vessels, locomotives, backhoes, pipelines, oil wells, utility meters, storage tanks and other assets. ORBCOMM is headquartered in Fort Lee, New Jersey and has a network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.

Forward-Looking Statements
--------------------------
Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. Our actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the substantial losses we have incurred and expect to continue to incur; demand for and market acceptance of our products and services and the applications developed by our resellers; loss or decline in business from the Asset Intelligence division of General Electric Comany ("GE"), value-added resellers or VARs and international value-added resellers or IVARs; technological changes; pricing pressures and other competitive factors; the inability of our international resellers to develop markets outside the United States; satellite launch failures, satellite launch and construction delays and cost overruns and in-orbit satellite failures or reduced performance; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events; our inability to renew or expand our satellite constellation; financial market conditions and the results of financing efforts; political, legal regulatory, governmental, administrative and economic conditions and developments in the United States and other countries and territories in which we operate; changes in our business strategy; and the other risks described in our filings with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
--------
Investor Inquiries:                               Media Inquiries:
------------------                                ---------------
Robert Costantini                                 Jennifer Lattif
Chief Financial Officer, ORBCOMM Inc.             The Abernathy MacGregor Group
703-433-6305                                      212-371-5999
Costantini.robert@orbcomm.com                     jcl@abmac.com

                                        ORBCOMM Inc.
                          Condensed Consolidated Balance Sheets
                            (in thousands, except share data)
                                       (Unaudited)

                                                                                               September 30,    December 31,
                                                                                                  2007              2006
                                                                                             ----------------  ----------------
                                          ASSETS

Current assets:
Cash and cash equivalents                                                                          $ 110,695          $ 62,139
Marketable securities                                                                                  9,150            38,850
Accounts receivable, net of allowances for doubtful accounts                                           4,571             5,185
Inventories                                                                                            3,493             3,528
Advances to contract manufacturer                                                                        158               177
Prepaid expenses and other current assets                                                                983             1,354
                                                                                             ----------------  ----------------
Total current assets                                                                                 129,050           111,233
Long-term receivable                                                                                     564               372
Satellite network and other equipment, net                                                            46,598            29,131
Intangible assets, net                                                                                 5,943             7,058
Other assets                                                                                             305               299
                                                                                             ----------------  ----------------

Total assets                                                                                       $ 182,460         $ 148,093
                                                                                             ================  ================

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                                                                                     $ 5,943           $ 3,438
Accrued liabilities                                                                                    5,842             4,915
Current portion of deferred revenue                                                                    2,465             2,083
                                                                                             ----------------  ----------------
Total current liabilities                                                                             14,250            10,436
Note payable - related party                                                                           1,063               879
Deferred revenue, net of current portion                                                               8,002             8,066
                                                                                             ----------------  ----------------
Total liabilities                                                                                     23,315            19,381
                                                                                             ----------------  ----------------

Commitments and contingencies

Stockholders' equity:
Common stock                                                                                              41                37
Additional paid-in capital                                                                           224,167           188,917
Accumulated other comprehensive loss                                                                    (558)             (395)
Accumulated deficit                                                                                  (64,505)          (59,847)
                                                                                             ----------------  ----------------
Total stockholders' equity                                                                           159,145           128,712
                                                                                             ----------------  ----------------

Total liabilities and stockholders' equity                                                         $ 182,460         $ 148,093
                                                                                             ================  ================

                                  ORBCOMM Inc.
                 Condensed Consolidated Statements of Operations
                 (in thousands, except share and per share data)
                                   (Unaudited)

                                                                  Three months ended                Nine months ended
                                                                     September 30,                     September 30,
                                                             ------------------------------   ------------------------------
                                                                 2007             2006            2007             2006
                                                             -------------    -------------   -------------    -------------
Revenues:
     Service revenues                                             $ 4,551          $ 3,220        $ 12,718          $ 8,165
     Product sales                                                  2,361            2,334           6,782           10,030
                                                             -------------    -------------   -------------    -------------
        Total revenues                                              6,912            5,554          19,500           18,195
                                                             -------------    -------------   -------------    -------------

Costs and expenses (1):
     Costs of services                                              1,989            2,209           6,308            6,375
     Costs of product sales                                         2,446            2,285           7,084            9,615
     Selling, general and administrative                            4,238            3,105          14,034            9,653
     Product development                                              217              413             834            1,455
                                                             -------------    -------------   -------------    -------------
        Total costs and expenses                                    8,890            8,012          28,260           27,098
                                                             -------------    -------------   -------------    -------------

Loss from operations                                               (1,978)          (2,458)         (8,760)          (8,903)

Other income (expense):
     Interest income                                                1,600              595           4,218            1,636
     Other income                                                       8               58              41              198
     Interest expense                                                 (52)             (62)           (157)            (189)
                                                             -------------    -------------   -------------    -------------
        Total other income                                          1,556              591           4,102            1,645
                                                             -------------    -------------   -------------    -------------

Net loss                                                           $ (422)        $ (1,867)       $ (4,658)        $ (7,258)
                                                             =============    =============   =============    =============

Net loss applicable to common shares                               $ (422)        $ (4,305)       $ (4,658)       $ (14,559)
                                                             =============    =============   =============    =============

Net loss per common share:
     Basic and diluted                                            $ (0.01)         $ (0.71)        $ (0.12)         $ (2.50)
                                                             =============    =============   =============    =============

Weighted average common shares outstanding:
     Basic and diluted                                             41,444            6,085          39,066            5,823
                                                             =============    =============   =============    =============

(1) Stock-based compensation included in costs and expenses:
          Costs of services                                          $ 65              $ 7           $ 375             $ 24
          Costs of product sales                                       29                -             116                -
          Selling, general and administrative                         791              114           3,333              514
          Product development                                         (10)               5              62               15
                                                             -------------    -------------   -------------    -------------
                                                                    $ 875            $ 126         $ 3,886            $ 553
                                                             =============    =============   =============    =============

                                  ORBCOMM Inc.
                 Condensed Consolidated Statements of Cash Flows
                                 (in thousands)
                                   (Unaudited)

                                                                                                     Nine months ended
                                                                                                       September 30,
                                                                                           --------------------------------------
                                                                                                 2007                 2006
                                                                                           -----------------    -----------------
Cash flows from operating activities:
     Net loss                                                                                      $ (4,658)            $ (7,258)
     Adjustments to reconcile net loss to net cash provided by (used in)
        operating activities:
        Change in allowance for doubtful accounts                                                       133                  (91)
        Inventory impairments                                                                             -                  336
        Depreciation and amortization                                                                 1,757                1,904
        Accretion on note payable - related party                                                        98                   98
        Stock-based compensation                                                                      3,886                  553
     Changes in operating assets and liabilities:
        Accounts receivable                                                                             289                 (761)
        Inventories                                                                                      35               (2,615)
        Advances to contract manufacturer                                                                19                  481
        Prepaid expenses and other current assets                                                       365               (1,255)
        Accounts payable and accrued liabilities                                                        515               (2,139)
        Deferred revenue                                                                                318                1,072
                                                                                           -----------------    -----------------
        Net cash provided by (used in) operating activities                                           2,757               (9,675)
                                                                                           -----------------    -----------------

Cash flows from investing activities:
     Capital expenditures                                                                           (15,417)             (14,336)
     Purchases of marketable securities                                                             (58,325)             (24,250)
     Sales of marketable securities                                                                  88,025                4,900
                                                                                           -----------------    -----------------
        Net cash provided by (used in) investing activities                                          14,283              (33,686)
                                                                                           -----------------    -----------------

Cash flows from financing activities:
     Proceeds from issuance of common stock in connection with secondary
        public offering                                                                              31,804                    -
     Proceeds from issuance of Series B preferred stock                                                   -                1,465
     Proceeds from exercise of warrants and options                                                     397                1,547
     Payment of offering costs in connection with initial public offering                              (609)                   -
     Payment of Series A preferred stock dividends                                                        -               (8,027)
                                                                                           -----------------    -----------------
        Net cash provided by (used in) financing activities                                          31,592               (5,015)
                                                                                           -----------------    -----------------

Effect of exchange rate changes on cash and cash equivalents                                            (76)                (226)
                                                                                           -----------------    -----------------

Net increase (decrease) in cash and cash equivalents                                                 48,556              (48,602)

Cash and cash equivalents:
     Beginning of period                                                                             62,139               68,663
                                                                                           -----------------    -----------------

     End of period                                                                                $ 110,695             $ 20,061
                                                                                           =================    =================

Supplemental cash flow disclosures:
     Preferred stock dividends accrued                                                                  $ -              $ 6,536
                                                                                           =================    =================
     Capital expenditures incurred not yet paid                                                     $ 2,692                  $ -
                                                                                           =================    =================
     Secondary public offering expenses incurred not yet paid                                         $ 834                  $ -
                                                                                           =================    =================

The following table reconciles our Net Loss to EBITDA and Adjusted EBITDA for the periods shown:


                                                Three months ended                    Nine months ended
                                                   September 30,                        September 30,
--------------------------------------- ------------------------------------ ------------------------------------
                                                2007              2006              2007               2006
--------------------------------------- --------------------- -------------- -------------------- ---------------
                                                                     (in thousands)
Net loss                                       $(422)           $(1,867)          $(4,658)           $(7,258)
Net interest (income) /  expense              (1,548)              (533)           (4,061)            (1,447)
Provision for income taxes                         -                  -                 -                  -
Depreciation and amortization                    619                621             1,757              1,904
                                        --------------------- -------------- -------------------- ---------------
EBITDA                                       $(1,351)           $(1,779)          $(6,962)           $(6,801)
                                        ===================== ============== ==================== ===============
Stock-based compensation                         875                126             3,886                553
                                        ===================== ============== ==================== ===============
Adjusted EBITDA                                $(476)           $(1,653)          $(3,076)           ($6,248)
                                        ===================== ============== ==================== ===============